As filed with the Securities and Exchange Commission on August 24, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under

The Securities Act of 1933

HireRight, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0465016
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5151 California Avenue, Irvine, CA 92617

(Address of principal executive offices)  (Zip code)

HireRight, Inc. 2007 Long-Term Incentive Plan

HireRight, Inc. 2000 Stock Option/Stock Issuance Plan

HireRight, Inc. Employee Stock Purchase Plan

(Full title of the plan)

Trygve M. Thoresen	With a copy to:
General Counsel	Ellen S. Bancroft, Esq.
HireRight, Inc.	J.R. Kang, Esq.
5151 California Avenue	Jason R. Wisniewski, Esq.
Irvine, CA 92617	Dorsey & Whitney LLP
(Name and Address of agent for service)	38 Technology Drive
(949) 428-5800	Irvine, CA 92618
(Telephone number, including area code, of agent for service)	(949) 932-3600

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common stock, $0.01 par value, issuable pursuant to the HireRight, Inc. 2007 Long-Term Incentive Plan	1,000,000 shares		$14.52	$14,520,000	$445.77
Common stock, $0.01 par value, issuable pursuant to the HireRight, Inc. 2000 Stock Option/Stock Issuance Plan	1,046,542 shares	(3)	$14.52	$15,195,790	$466.51
Common stock, $0.01 par value, issuable pursuant to the HireRight, Inc. Employee Stock Purchase Plan	225,000 shares		$14.52	$3,267,000	$100.30
Total	2,271,542 shares		$14.52	$32,982,790	$1,012.58

(1)  This Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)   Estimated solely for the purpose of calculating the registration fee under Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices per share of the Registrant’s common stock on August 22, 2007, as reported by The NASDAQ Stock Market.

(3)   Represents shares subject to outstanding options granted under the HireRight, Inc. 2000 Stock Option/Stock Issuance Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the Note to Part I of Form S-8, the information specified by Part I (Items 1 and 2) is omitted from this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

HireRight, Inc. (the “Registrant”) hereby incorporates by reference into this registration statement the following documents, which have been filed with the Securities and Exchange Commission (the “Commission”):

(a)                                  the Registrant’s prospectus (File No. 333-140613) dated August 7, 2007 and filed on August 8, 2007 pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, which contains audited financial statements for the Registrant’s fiscal year ended December 31, 2006; and

(b)                                 the description of the Registrant’s common stock, par value $0.01 per share, contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-33613) filed on July 23, 2007, including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.  The Registrant expressly excludes from such incorporation information furnished pursuant to Item 2.02 or Item 9.01 of any Current Report on Form 8-K.  Any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement.  Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.

Item 6.  Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers under certain circumstances against liabilities (including advancement and reimbursement of expenses) they may incur in such capacities, which powers are sufficiently broad to permit such indemnification under certain circumstances against liabilities (including advancement and reimbursement of expenses) arising under the Securities Act of 1933, as amended (the “Securities Act”).

Section 145 of the Delaware General Corporation Law further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled, and that a corporation is empowered to purchase and maintain insurance on behalf of its directors and officers against liabilities they may incur in such capacities.

The Registrant’s certificate of incorporation provides that the Registrant’s directors will not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the Registrant or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (iv) any transaction from which the director derives any improper personal benefit.

As permitted by Section 145 of the Delaware General Corporation Law, the Registrant’s certificate of incorporation provides that the Registrant may indemnify its directors and officers to the fullest extent permitted by Delaware law.  The Registrant’s certificate of incorporation further provides that the Registrant may indemnify (and advance expenses to) any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, or his or her testator or intestate, is or was a director, officer, employee or agent of the Registrant or any predecessor of the Registrant or serves or served at any other corporation, partnership, joint venture, trust, or other enterprise as a director, officer, employee or agent at the request of the Registrant or any predecessor to the Registrant.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Registrant’s bylaws provide that the Registrant is authorized to enter into indemnification agreements with its directors and officers and is authorized to purchase directors’ and officers’ liability insurance, which the Registrant currently maintains to cover its directors and officers.

The Registrant has entered into indemnification agreements with each of its directors and officers.  These agreements provide each of the Registrant’s directors and officers with indemnification against any and all expenses incurred by that director or officer because of his or her status as one of the Registrant’s directors or officers, to the fullest extent permitted by Delaware law, the Registrant’s certificate of incorporation and the Registrant’s bylaws.  These agreements also provide that, to the fullest extent permitted by Delaware law, but subject to various exceptions, the Registrant will advance all expenses incurred by its directors and officers as a result of any proceeding against them as to which they could be indemnified.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.    Exhibits.

Exhibit No.	Description	Where Located

4.1	Amended and Restated Certificate of Incorporation of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-140613)

4.2	Amended and Restated Bylaws of the Registrant	Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-140613)

4.3	Specimen common stock certificate	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-140613)

5.1	Opinion of Dorsey & Whitney LLP	Filed herewith

23.1	Consent of Deloitte & Touche LLP	Filed herewith

23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this registration statement)	Filed herewith

24.1	Power of Attorney (included in the signature pages to this registration statement)	Filed herewith

99.1	HireRight, Inc. 2000 Stock Option/Stock Incentive Plan, including the forms of agreements thereunder	Incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-140613)

99.2	HireRight, Inc. 2007 Long-Term Incentive Plan	Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-140613)

99.3	Form of Stock Option Agreement for directors for use with the 2007 Long-Term Incentive Plan	Incorporated by reference to Exhibit 10.18 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-140613)

99.4	Form of Stock Option Agreement for certain officers (with change-in-control double trigger) for use with the 2007 Long-Term Incentive Plan	Incorporated by reference to Exhibit 10.19 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-140613)

99.5	Form of Stock Option Agreement for employees for use with 2007 Long-Term Incentive Plan	Incorporated by reference to Exhibit 10.20 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-140613)

99.6	HireRight, Inc. Employee Stock Purchase Plan	Incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-140613)

Item 9.  Undertakings.

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on August 24, 2007.

HIRERIGHT, INC.

By:	/S/ ERIC J. BODEN
Eric J. Boden
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors does hereby constitute and appoint Eric J. Boden and Jeffrey A. Wahba, and each of them, or their substitute or substitutes, as his or her true and lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute and file or cause to be filed any and all instruments, documents or exhibits which said attorneys and agents, or either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement and to any and all instruments, documents or exhibits filed as part of or in conjunction with this registration statement or amendments or supplements thereof, with the powers of substitution and revocation, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof.  In witness whereof, each of the undersigned has executed this Power of Attorney as of the dates indicated below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/S/ ERIC J. BODEN	Chief Executive Officer, President and Director (principal executive officer)	August 24, 2007
Eric J. Boden

/S/ JEFFREY A. WAHBA	Chief Financial Officer, Treasurer and Secretary (principal financial and	August 24, 2007
Jeffrey A. Wahba	accounting officer)

/S/ JEFFREY H. ANDERSON	Director	August 24, 2007
Jeffrey H. Anderson

/S/ THOMAS B. BLAISDELL	Director	August 24, 2007
Thomas B. Blaisdell

/S/ CRANSTON R. LINTECUM	Director	August 24, 2007
Cranston R. Lintecum

/S/ MARGARET L. TAYLOR	Director	August 24, 2007
Margaret L. Taylor

EXHIBIT INDEX

Exhibit No.	Description	Where Located

4.1	Amended and Restated Certificate of Incorporation of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-140613)

4.2	Amended and Restated Bylaws of the Registrant	Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-140613)

4.3	Specimen common stock certificate	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-140613)

5.1	Opinion of Dorsey & Whitney LLP	Filed herewith

23.1	Consent of Deloitte & Touche LLP	Filed herewith

23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this registration statement)	Filed herewith

24.1	Power of Attorney (included in the signature pages to this registration statement)	Filed herewith

99.1	HireRight, Inc. 2000 Stock Option/Stock Incentive Plan, including the forms of agreements thereunder	Incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-140613)

99.2	HireRight, Inc. 2007 Long-Term Incentive Plan	Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-140613)

99.3	Form of Stock Option Agreement for directors for use with the 2007 Long-Term Incentive Plan	Incorporated by reference to Exhibit 10.18 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-140613)

99.4	Form of Stock Option Agreement for certain officers (with change-in-control double trigger) for use with the 2007 Long-Term Incentive Plan	Incorporated by reference to Exhibit 10.19 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-140613)

99.5	Form of Stock Option Agreement for employees for use with 2007 Long-Term Incentive Plan	Incorporated by reference to Exhibit 10.20 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-140613)

99.6	HireRight, Inc. Employee Stock Purchase Plan	Incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-140613)